Exhibit 16.1

March 22, 2007

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Dreams, Inc.

File No. 000-30310

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Dreams, Inc. dated March 19, 2007 and agree with the statements concerning our Firm contained therein except that we are not in a position to agree or disagree with the Company’s statements that the decision to change auditors was approved by the Company’s Audit Committee and the Board of Directors on March 19, 2007,.

Very truly yours,

/s/ Grant Thornton LLP